DrivenBrands

2021.Q2

SECOND QUARTER HIGHLIGHTS

- $374.8M (+123%) — REVENUE
- $35.2M — NET INCOME
- $0.21 — EARNINGS PER SHARE
- $41.9M — ADJUSTED NET INCOME
- $0.25 — ADJUSTED EARNINGS PER SHARE
- $100.8M (+152%) — ADJUSTED EBITDA

SYSTEM-WIDE SALES $1.2 BILLION

NET STORE GROWTH

MAINTENANCE	CAR WASH	PAINT, COLLISION & GLASS	PLATFORM SERVICES	TOTAL
+15	+25	+28	+2	+70

SEGMENT PERFORMANCE

SAME STORE SALES



+41.9%
+35.2%
+37.3%
+37.2%
+38.7%
MAINTENANCE
CAR WASH
PAINT, COLLISION & GLASS
PLATFORM SERVICES
DRVN

*Car Wash will not be included in consolidated same-store sales until the one-year anniversary of the ICWG acquisition in the third quarter of 2021.



% OF SYSTEM-WIDE SALES
10%
28%
11%
51%
% OF REVENUE
12%
14%
40%
34%
% OF SEGMENT-ADJUSTED EBITDA
14%
17%
35%
34%
Maintenance
Car Wash
Paint Collision & Glass
Platform Services

LONG-TERM TARGETS

GROWTH

- LOW SINGLE-DIGIT % — SAME-STORE SALES
- LOW DOUBLE-DIGIT % — REVENUE
- LOW DOUBLE-DIGIT % — ADJUSTED EBITDA
- MID-TO HIGH-TEENS % — ADJUSTED NET INCOME